Mittal Investments S.à.r.l.

ArcelorMittal

19, avenue de la Liberté

L-2930 Luxembourg

Grand Duchy of Luxembourg

CALYON

9, quai du Président Paul Doumer

92920 Paris La Défense Cedex

France

SOCIETE GENERALE

29, boulevard Haussmann

75009 Paris

France

April 1, 2009

Dear Sirs:

Reference is made to the underwriting agreement dated 24 March 2009 (the “Underwriting Agreement") by and among ArcelorMittal (the "Company"), Calyon and Société Générale (the "Joint Lead Managers") and certain other managers (together with the Joint Lead Managers, the “Managers”). Mittal Investments S.à.r.l. hereby agrees, during the period beginning from the date hereof and continuing to and including the date that is 90 days after the date hereof, not to (and not to announce the intention to) issue, offer, sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of the Company (the “Shares”) or other securities that are substantially similar to the Shares, or any securities that are convertible or redeemable into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities, or enter into any derivative or other transaction having substantially similar economic effect with respect to the Shares or any such securities, in each case without the prior written consent of the Joint Lead Managers acting on behalf of the Managers.

As an exception to the foregoing, the undertaking of the preceding paragraph shall not apply to (i) any transfer of Shares or other securities in the context of a restructuring of the shareholder structure, provided that each such affiliate transferee shall execute and deliver to the Joint Lead Managers on behalf of the Mangers a lock-up undertaking in which it agrees to be bound by the restrictions described in the preceding paragraph for its remaining duration, (ii) any transfer of Shares or other securities in connection with (a) a public tender or exchange offer for the Shares within the scope of the Luxembourg law of 19 May 2006 concerning public takeovers (loi du 19 mai 2006 concernant les offres publiques d'acquisition) or (b) any Company Shares that may be transferred by us, directly or indirectly, in the context and in consideration of any merger or acquisition of assets, provided that in the case of (b) each such transferee shall execute and deliver to the Joint Lead Managers on behalf of the Managers a lock-up undertaking in which it agrees to be bound by the restrictions described in the preceding paragraph for its remaining duration, or (iii) any pledge or granting of other type of security over Shares in connection with financing transactions or facilities to which we or any entity controlled by us (a) is a party as of the date hereof and/or (b) becomes a party hereafter, provided in the case of (b) that the beneficiary of such pledge or other security interest undertakes to the Managers to retain the Shares that are the subject of such pledge or other security interest for the remaining duration of the “lock-up” set out herein.

Sincerely,

Mittal Investments S.à.r.l.

Represented by:

/s/ Sanjay Shukla
Sanjay Shukla

Universal Management Services S.à.r.l.

/s/ Jean-Christophe Dauphin	/s/ Benoit Nasr
Jean-Christophe Dauphin	Benoit Nasr

Ispat International Investments, S.L.

ArcelorMittal

19, avenue de la Liberté

L-2930 Luxembourg

Grand Duchy of Luxembourg

CALYON

9, quai du Président Paul Doumer

92920 Paris La Défense Cedex

France

SOCIETE GENERALE

29, boulevard Haussmann

75009 Paris

France

April 1, 2009

Dear Sirs:

Reference is made to the underwriting agreement dated 24 March 2009 (the “Underwriting Agreement") by and among ArcelorMittal (the "Company"), Calyon and Société Générale (the "Joint Lead Managers") and certain other managers (together with the Joint Lead Managers, the “Managers”). Ispat International Investments SL hereby agrees, during the period beginning from the date hereof and continuing to and including the date that is 90 days after the date hereof, not to (and not to announce the intention to) issue, offer, sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of the Company (the “Shares”) or other securities that are substantially similar to the Shares, or any securities that are convertible or redeemable into or exchangeable for, or that represent the right to receive, Shares or any such substantially similar securities, or enter into any derivative or other transaction having substantially similar economic effect with respect to the Shares or any such securities, in each case without the prior written consent of the Joint Lead Managers acting on behalf of the Managers.

As an exception to the foregoing, the undertaking of the preceding paragraph shall not apply to (i) any transfer of Shares or other securities in the context of a restructuring of the shareholder structure, provided that each such affiliate transferee shall execute and deliver to the Joint Lead Managers on behalf of the Mangers a lock-up undertaking in which it agrees to be bound by the restrictions described in the preceding paragraph for its remaining duration, (ii) any transfer of Shares or other securities in connection with (a) a public tender or exchange offer for the Shares within the scope of the Luxembourg law of 19 May 2006 concerning public takeovers (loi du 19 mai 2006 concernant les offres publiques d'acquisition) or (b) any Company Shares that may be transferred by us, directly or indirectly, in the context and in consideration of any merger or acquisition of assets, provided that in the case of (b) each such transferee shall execute and deliver to the Joint Lead Managers on behalf of the Managers a lock-up undertaking in which it agrees to be bound by the restrictions described in the preceding paragraph for its remaining duration, or (iii) any pledge or granting of other type of security over Shares in connection with financing transactions or facilities to which we or any entity controlled by us (a) is a party as of the date hereof and/or (b) becomes a party hereafter, provided in the case of (b) that the beneficiary of such pledge or other security interest undertakes to the Managers to retain the Shares that are the subject of such pledge or other security interest for the remaining duration of the “lock-up” set out herein.

Sincerely,

Ispat International Investments SL

Represented by:

/s/ Sudhir Maheshwari
Sudhir Maheshwari

/s/ Petronella H. Merks
Petronella H. Merks